                                                                    EXHIBIT 4(f)

                           FORM OF WARRANT AGREEMENT

           _________________________________________________________


                         BAY VIEW CAPITAL CORPORATION

                                      and



                               As Warrant Agent

                            ______________________

                               WARRANT AGREEMENT

                                 Dated as of

                            ______________________

           _________________________________________________________

                             TABLE OF CONTENTS/1/

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                                   ARTICLE I

        ISSUANCE, EXECUTION AND AUTHENTICATION OF WARRANT CERTIFICATES

Section 1.1 Issuance of Warrant Certificates................................   1
Section 1.2 Form of Warrant Certificate.....................................   1
Section 1.3 Execution and Authentication of Warrant Certificates............   2
Section 1.4 Temporary Warrant Certificates..................................   2
Section 1.5 Payment of Taxes................................................   3
Section 1.6 Definition of Holder............................................   3


                                  ARTICLE II

               WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.1 Warrant Price...................................................   3
Section 2.2 Duration of Warrants............................................   3
Section 2.3 Exercise of Warrants............................................   4
Section 2.4 Reservation of Shares...........................................   5


                                  ARTICLE III

                            OTHER TERMS OF WARRANTS

Section 3.1 [Call of Warrants by the Corporation............................   5
Section 3.2 Adjustment of Exercise Price and Number of Shares Purchasable
              or Number of Warrants.........................................   5


                                  ARTICLE IV

   REGISTRATION, EXCHANGE, TRANSFER AND SUBSTITUTION OF WARRANT CERTIFICATES

Section 4.1 Registration, Exchange and Transfer of Warrant Certificates.....   8
Section 4.2 Mutilated, Destroyed, Lost or Stolen Warrant Certificates.......   9
Section 4.3 Persons Deemed Owners...........................................  10
Section 4.4 Cancellation of Warrant Certificates............................  10

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/1/  The Table of Contents is not a part of the Warrant Agreement.


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                                   ARTICLE V

    OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES
Section 5.1 No Rights as Stockholders Conferred by Warrants or Warrant
              Certificates..................................................  10
Section 5.2 Holder of Warrant Certificate May Enforce Rights................  10


                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT

Section 6.1 Warrant Agent...................................................  11
Section 6.2 Conditions of Warrant Agent's Obligations.......................  11
Section 6.3 Resignation, Removal and Appointment of Successor...............  12


                                  ARTICLE VII

                                 MISCELLANEOUS

Section 7.1 Consolidations and Mergers of the Corporation and Sales,
               Leases and Conveyances Permitted Subject to Certain
               Conditions...................................................  14
Section 7.2 Rights and Duties of Successor Company..........................  14
Section 7.3 Amendment.......................................................  14
Section 7.4 Notices and Demands to the Company and Warrant Agent............  14
Section 7.5 Notices to Warrant Holders......................................  15
Section 7.6 Addresses.......................................................  16
Section 7.7 GOVERNING LAW...................................................  16
Section 7.8 Delivery of Prospectus..........................................  16
Section 7.9 Obtaining of Governmental Approvals.............................  16
Section 7.10 Persons Having Rights Under Warrant Agreement..................  16
Section 7.11 Headings.......................................................  16
Section 7.12 Counterparts...................................................  17
Section 7.13 Inspection of Agreement........................................  17


Exhibit A - Form of Warrant Certificate

     THIS WARRANT AGREEMENT, dated as of ^, between Bay View Capital Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company") and ^, a ^ organized and existing under the laws of ^, as Warrant Agent (herein called the "Warrant Agent").

     WHEREAS, the Company proposes to sell [IF OTHER SECURITIES AND WARRANTS - [title of other Securities being offered] (the "Offered Securities") with] warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the "Warrant Certificates") evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") each representing the right to purchase ^ shares of the Company's common stock, par value $0.01 per share (the "Stock"); and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                    ISSUANCE, EXECUTION AND AUTHENTICATION
                            OF WARRANT CERTIFICATES

Section 1.1   Issuance of Warrant Certificates.  [IF WARRANTS ALONE --Upon
------------  --------------------------------
issuance, each Warrant Certificate shall evidence one or more Warrants.] [IF OFFERED SECURITIES AND WARRANTS -- Warrant Certificates shall be [initially] issued in units with the Offered Securities and shall [not] be separately transferable [before ^ (the "Detachable Date").] Each such unit shall consist of ^ and a Warrant Certificate or Certificates evidencing an aggregate of ^ Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase [one] share of Stock.

Section 1.2   Form of Warrant Certificate.  The Warrant Certificates (including
              ---------------------------
the form[s] of exercise [and assignment] to be set forth on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto, shall be printed, lithographed, photocopied, typewritten, mimeographed or otherwise reproduced in any manner determined by the officers of the Company executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination, and the Warrant Certificates may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers of the Company executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination.

Section 1.3   Execution and Authentication of Warrant Certificates.  The Warrant
              ----------------------------------------------------
Certificates shall be executed on behalf of the Company by its Chairman, its President, its Chief Executive Officer, any of its Vice Presidents (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President"), or its Treasurer (each, an "Authorized Officer"), attested to by any Vice President, its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary. The signature of any of these officers on the Warrant Certificates may be manual or facsimile and may be imprinted or otherwise reproduced on the Warrant Certificates.

     Warrant Certificates evidencing the right to purchase a number of the shares of Stock having an aggregate value (based on the then current market price per share of Stock determined as set forth in Section 3.2(f) hereof), not exceeding $^ (except as provided in Sections 1.4, 2.3(c), 4.1 and 4.2) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company (as provided in this Section 1.3), authenticate Warrant Certificates evidencing Warrants representing the right to purchase a number of shares of Stock and shall deliver such Warrant Certificates to or upon the written order of the Company signed by an Authorized Officer. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall authenticate a Warrant Certificate only if the Warrant Certificate is issued in exchange or in substitution for one or more previously authenticated Warrant Certificates or in connection with their transfer, as hereinafter provided.

     Each Warrant Certificate shall be dated the date of its authentication by the Warrant Agent.

     No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed on behalf of the Company (as provided in this Section 1.3) shall be conclusive evidence, and the only evidence, that the Warrant Certificate so authenticated has been duly issued hereunder.

     Warrant Certificates bearing the manual or facsimile signatures of any individual who was at the time a proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Warrant Certificates or did not hold such office at the date of such Warrant Certificates.

Section 1.4   Temporary Warrant Certificates.  Pending the preparation of
              ------------------------------
definitive Warrant Certificates, the Company may execute, and upon the written order of the Company signed by an Authorized Officer, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, photocopied, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Officer executing such Warrant Certificates may determine, with the execution thereof by such Authorized Officer conclusively evidencing such determination.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or at ^], without charge to the Holder (as defined in Section
1.6 hereof) so long as the definitive Warrant Certificates are registered in the same names as the temporary Warrant Certificates so surrendered. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute (as provided in Section 1.3 hereof) and the Warrant Agent shall authenticate (as provided in Section 1.3 hereof) and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

Section 1.5   Payment of Taxes.  The Company will pay all stamp taxes and other
              ----------------
duties, if any, to which, under the laws of the United States of America, this Agreement or the original issuance of the Warrant Certificates may be subject.

Section 1.6   Definition of Holder.  The term "Holder" as used herein shall mean
              --------------------
[IF OFFERED SECURITIES AND WARRANTS ARE NOT IMMEDIATELY DETACHABLE -- prior to the Detachable Date, the registered owner of the Offered Security to which such Warrant Certificate was initially attached, and, after such Detachable Date,] the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1 hereof. [IF OFFERED SECURITIES AND WARRANTS ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available to the Warrant Agent such information as is necessary to keep the Warrant Agent's records up to date with respect to the Holders of the Offered Securities.]


                                  ARTICLE II

               WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.1   Warrant Price.  During the period set forth in Section 2.2, each
              -------------
Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company [one] share of Stock at the exercise price of $^ (the "Exercise Price").

Section 2.2   Duration of Warrants.  Any Warrant evidenced by a Warrant
              --------------------
Certificate may be exercised in whole at any time, as specified herein, on or after [the date thereof] [^,^] and at or before 5:00 p.m. New York City time on ^,^ (the "Expiration Date"). Each Warrant not exercised at or before 5:00 p.m. New York City time on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant, under this Agreement or otherwise, shall cease.

Section 2.3   Exercise of Warrants.  (a)  During the period specified in Section
              --------------------
2.2 hereof, any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the form of exercise set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in immediately available funds] [by wire transfer in immediately available funds,] of the Exercise Price for each Warrant exercised to the Warrant Agent at its corporate trust office [or at ^]. The later of the date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Company maintained with it for such purpose (or shall transfer such funds in accordance with the instructions of any Authorized Officer of the Company) and shall advise the Company by telephone at the end of each day on which such a payment is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

     (b) The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Company of (i) the number of Warrants so exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the certificate or certificates representing shares of Stock to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iii) such other information as the Company shall reasonably require.

     (c) As soon as practicable after the exercise of any Warrants, the Company shall issue to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, a certificate or certificates representing the number of shares of Stock to which such Holder is entitled in such name or names as may be directed by such Holder; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Company shall execute (as provided in Section 1.3 hereof) and an authorized officer of the Warrant Agent shall manually authenticate (as provided in Section 1.3 hereof) and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Stock; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any shares of Stock until such tax or other charge shall have been paid or it has been established to the Company's reasonable satisfaction that no such tax or other charge is due.

Section 2.4   Reservation of Shares.  For the purpose of enabling it to satisfy
              ---------------------
any obligation to issue shares of Stock upon exercise of Warrants, the Company will, at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Stock, the number of shares of Stock deliverable upon the exercise of all outstanding Warrants. In addition, so long as the Stock is listed on a material stock exchange or is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Company will use its best efforts to list, or to be quoted, as the case may be, subject to notice of issuance, the Stock issuable upon the exercise of the Warrants on any such stock exchange or on NASDAQ, as the case may be.

     The Company covenants that all shares of Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all preemptive rights.


                                  ARTICLE III

                            OTHER TERMS OF WARRANTS

Section 3.1   [Call of Warrants by the Company.  IF WARRANTS ISSUED HEREUNDER
               -------------------------------
ARE CALLABLE BY THE COMPANY -- The Company shall have the right to call and repurchase any or all Warrants on or after ^,^ (the "Call Date") and upon the occurrence of [describe events or circumstances under which the Company may call the Warrants] (the "Call Terms") at a price of $^ per Warrant (the "Call Price"). Notice of such Call Price, Call Date and Call Terms shall be given to registered Holders of Warrants in the manner provided in Section 7.5.]

Section 3.2   Adjustment of Exercise Price and Number of Shares Purchasable or
              ----------------------------------------------------------------
Number of Warrants.  The Exercise Price, the number of shares of Stock
------------------
purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.2.

     (a)  Dividends or Distributions in Shares of Stock.  In case the Company
          ---------------------------------------------
shall pay or make a dividend or other distribution on its Stock in shares of its Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Exercise Price by a fraction of which the numerator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Stock held in the treasury of the Company.

     (b)  Rights or Warrants.  In case the Company shall issue rights or
          ------------------
warrants to all holders of shares of its Stock entitling them to subscribe for or purchase shares of Stock at a price per share less than the current market price per share (determined as provided in paragraph (f) of this

Section 3.2) of Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Exercise Price by a fraction of which the numerator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Stock which the aggregate of the offering price of the total number of shares of Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights or warrants in respect of shares of Stock held in the treasury of the Company.

     (c)  Subdivision or Combination.  In case outstanding shares of Stock shall
          --------------------------
be subdivided into a greater number of shares of Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Stock shall each be combined into a smaller number of shares of Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d)  Dividend or Distribution of Assets.  In case the Company shall, by
          ----------------------------------
dividend or otherwise, distribute to all holders of shares of Stock, evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section 3.2, any dividend or distribution paid in cash out of [current net income or capital surplus] of the Company and any dividend or distribution referred to in paragraph (a) of this
Section 3.2), the Exercise Price shall be adjusted so that the same shall equal the price determined by dividing the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section 3.2) of Stock on the date fixed for such determination less the then fair-market value (as determined by the Board of Directors of the Company or any duly authorized committee thereof, in the exercise of its sole discretion and whose determination shall be conclusive and described in a Board Resolution filed with the Warrant Agent and any other registrar) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Stock and the denominator shall be such current market price per share of Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

     (e)  Reclassification.  The reclassification of the Stock into securities
          ----------------
other than such Stock [(other than any reclassification upon a consolidation or merger to which paragraph (k) of this Section 3.2 applies)] shall be deemed to involve (i) a distribution of such securities other than such Stock to all holders of Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section 3.2), and
(ii) a subdivision or combination, as the case may be, of the number of shares of Stock outstanding immediately prior to such reclassification into the number of shares of Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 3.2).

(f)  Current Market Price.  For the purpose of any computation under paragraphs
     --------------------
(b) and (d) of this Section 3.2, the current market price per share of Stock on any date shall be deemed to be the average of the daily closing prices for the ^ consecutive Business Days selected by the Company commencing not less than ^ nor more than ^ Business Days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange (the "NYSE") or, if such Stock is not listed or admitted to trading on the NYSE, on the principal United States national securities exchange on which such Stock is listed or admitted to trading or, if not listed or admitted to trading on any United States national securities exchange, on NASDAQ or, if such Stock is not listed or admitted to trading on any United States national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NYSE member firm selected from time to time by the Company for such purpose. In the event that no such market trading exists, the current market price will be determined by three independent nationally reorganized investment banking firms selected by the Company in such manner as the Board of Directors of the Company or any duly authorized committee thereof deems appropriate. As used herein, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions where Warrants may be surrendered for exercise are authorized or obligated by law or executive order to close.

     (g)  Adjustments for Tax Purposes.  The Company may make such adjustments
          ----------------------------
in the Exercise Price, in addition to those required by paragraphs (a), (b), (c) and (d) of this Section 3.2, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (h)  No Adjustment Below Par Value.  Notwithstanding the provisions of this
          -----------------------------
Section 3.2, the Exercise Price shall not be increased such that the price paid per share would be less than the par value thereof as a result of any adjustment made hereunder unless, under applicable law then in effect, Warrants may be exercised, at such lower Exercise Price, for legally issued, fully paid and nonassessable shares of Stock.

     (i)  Permitted Distributions.  The granting of the right to purchase shares
          -----------------------
of Stock (whether from treasury shares or otherwise), pursuant to (i) any dividend or interest reinvestment plan or Stock purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments; and (ii) any stock option plans and/or employee benefit or similar plans shall not be deemed to constitute an issue of rights or warrants by the Company.

     (j)  No Adjustments Necessary.  No adjustment in the Exercise Price shall
          ------------------------
be required unless such adjustment would require an increase or decrease of at least one percent in such Exercise Price, provided, however, that any adjustment
                                          --------  -------
which by reason of this paragraph (j) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.2 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

     (k)  Successor Company.  In case of any reclassification or change of
          -----------------
outstanding shares of Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with one or more other corporations or other entities (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock), or in case of the merger of the Company into another corporation or other entity, or in case of any sale or conveyance to another corporation of the property or assets of the Company as an entirety or substantially as an entirety, the Holder of Warrants of each series then outstanding shall have the right to exercise such Warrant Certificates for the kind and amount of shares of capital stock or other securities and property, including cash, receivable upon reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Stock for which such Warrant might have been exercised immediately prior to such reclassification, change consolidation, merger, sale or conveyance. In any such case, the Company, or such successor or purchasing corporation or other entity, as the case may be, shall execute and deliver to the Warrant Agent a supplemental Warrant Agreement containing provisions to the effect set forth above and providing further for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions shall similarly apply to successive reclassifications, changes, consolidation, mergers, sales and conveyances.

     (l)  Company Determination Final.  Any determination that the Company or
          ---------------------------
the Board of Directors of the Company or any duly authorized committee thereof must make pursuant to this Section 3.2 is conclusive.

     (m)  Adjustments and Warrant Certificates.  Irrespective of any adjustments
          ------------------------------------
in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

     (n)  Subsequent Event.  After an adjustment to the Exercise Price under
          ----------------
this Section 3.2, any subsequent event requiring an adjustment under this
Section 3.2 shall cause an adjustment to the Exercise Price as so adjusted.

     (o) To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

                                  ARTICLE IV

                     REGISTRATION, EXCHANGE, TRANSFER AND
                     SUBSTITUTION OF WARRANT CERTIFICATES

     Section 4.1   Registration, Exchange and Transfer of Warrant Certificates.
                   -----------------------------------------------------------
The Warrant Agent shall keep, at its corporate trust office [and at ^], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrant Certificates upon surrender at the corporate trust office of the Warrant Agent [or at ^] of Warrant Certificates properly endorsed [or accompanied by appropriate instruments of transfer] and accompanied by written instructions for [transfer or] exchange, all in the form satisfactory to the Company and the Warrant Agent.

     [IF OFFERED SECURITIES AND WARRANTS WHICH ARE IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which such Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or prior to the Detachable Date, each transfer or exchange of an Offered Security [on the register of the Offered Securities] shall operate also to transfer or exchange the Warrant Certificate or Certificates to which such Offered Security was initially attached. After the Detachable Date, upon] [IF OFFERED SECURITIES AND WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR IF WARRANTS ALONE -- Upon] surrender at the corporate trust office of the Warrant Agent [or at ^] of Warrant Certificates properly endorsed [or accompanied by appropriate instruments of transfer] and accompanied by written instructions for [transfer or] exchange, all in form satisfactory to the Company and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates or may be transferred in whole or in part; provided that Warrant Certificates issued in exchange for [or upon transfer of] surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange [or transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange [or transfer]. Whenever any Warrant Certificates are so surrendered for exchange [or transfer], the Company shall execute (as provided in Section 1.3 hereof) and an authorized officer of the Warrant Agent shall manually authenticate (as provided in Section 1.3 hereof) and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange [or transfer] which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or transfer] of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange [or transfer].

     Section 4.2   Mutilated, Destroyed, Lost or Stolen Warrant Certificates.
                   ---------------------------------------------------------
If any mutilated Warrant Certificate is surrendered to the Warrant Agent and such security or indemnity as may be required by the Warrant Agent or the Company to save each of them and any agent of either of them harmless is provided, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute (as set forth in Section 1.3 hereof) and an officer of the Warrant Agent shall manually authenticate (as set forth in Section 1.3 hereof) and deliver in exchange therefor a new Warrant Certificate of like tenor, evidencing a like number of Warrants, and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Warrant Agent
(i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute (as set forth in Section 1.3 hereof) and upon its request an officer of the Warrant Agent shall manually authenticate (as set forth in Section 1.3 hereof) and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor, evidencing a like number of warrants, and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith. Every new Warrant Certificate issued pursuant to this Section 4.2 in lieu of any destroyed, lost or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section 4.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

     Section 4.3   Persons Deemed Owners.  [IF OFFERED SECURITIES AND WARRANTS
                   ---------------------
WHICH ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of any Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date, and] Prior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     Section 4.4   Cancellation of Warrant Certificates.  Any Warrant
                   ------------------------------------
Certificate surrendered for exchange[, transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of, as instructed by the Company, subject to applicable law.

                                   ARTICLE V

                      OTHER PROVISIONS RELATING TO RIGHTS
                      OF HOLDERS OF WARRANT CERTIFICATES

     Section 5.1   No Rights as Stockholders Conferred by Warrants or Warrant
                   ----------------------------------------------------------
Certificates.  No Warrant Certificate or Warrant evidenced thereby shall entitle
------------
the Holder thereof to any of the rights of a stockholder, including, without limitation, the right [to vote or] to receive dividends (except in certain cases for adjustments as expressly provided in Article III hereof).

     Section 5.2   Holder of Warrant Certificate May Enforce Rights.
                   ------------------------------------------------
Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, any stockholder or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of its right to exercise the Warrant or Warrants evidenced by his or her Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.


                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT

     Section 6.1   Warrant Agent.  The Company hereby appoints ^ as Warrant
                   -------------
Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and ^ hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further power and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     Section 6.2   Conditions of Warrant Agent's Obligations.  The Warrant Agent
                   -----------------------------------------
accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

     (a)  Compensation and Indemnification.  The Company agrees promptly to pay
          --------------------------------
the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance at any time of its powers or duties hereunder.

     (b)  Agent for the Company.  In acting under this Warrant Agreement and in
          --------------------
connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

     (c)  Counsel.  The Warrant Agent may consult with counsel, which may
          -------
include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

     (d)  Documents.  The Warrant Agent shall be protected and shall incur no
          ---------
liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificates, notice, direction, consent, other certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e)  Certain Transactions.  The Warrant Agent, any of its officers,
          --------------------
directors and employees, or any other agent of the Company, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if it were not such Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities or other obligations of the Company as freely as if it were not such Warrant Agent, officer, director, employee or other agent.

     (f)  No Liability for Interest.  The Warrant Agent shall not be under any
          -------------------------
liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates unless otherwise agreed to in writing by the Company and the Warrant Agent and except for the negligence, bad faith or willful misconduct of the Warrant Agent.

     (g)  No Liability for Invalidity.  The Warrant Agent shall not incur any
          ---------------------------
liability with respect to the validity of this Agreement or any of the Warrant Certificates.

     (h)  No Responsibility for Representations.  The Warrant Agent shall not be
          -------------------------------------
responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's Certificate of Authentication thereon), all of which are made solely by the Company.

     (i)  No Implied Obligations.  The Warrant Agent shall be obligated to
          ----------------------
perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this

Agreement or for the application by the Company of the proceeds of the Warrant Certificates or any exercise of the Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.4 hereof, to make any demand upon the Company.

     Section 6.3   Resignation, Removal and Appointment of Successor.  (a) The
                   -------------------------------------------------
Company agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer exercisable.

     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that, without the consent of the Company, such date shall not be less than three months after the date on which such notice is given. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company by an Authorized Officer and specifying such removal and the date on which the Company expects such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Company of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing filed with such successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to Section 6.3(d) hereof. [The obligations of the Company under Section 6.2(a) hereof shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.]

     (c) In case at any time the Warrant Agent shall resign, or be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property or assets, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property or assets shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property, assets or affairs for the purpose of rehabilitation, conservation or liquidation, it shall be disqualified from serving as Warrant Agent and a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so disqualified shall cease to be the Warrant Agent hereunder.

     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) Any corporation or other entity into which the Warrant Agent hereunder may be merged or converted or any corporation or other entity with which the Warrant Agent may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1   Consolidations and Mergers of the Company and Sales, Leases
                   -----------------------------------------------------------
and Conveyances Permitted Subject to Certain Conditions. The Company may
-------------------------------------------------------
consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other corporation or other entity, provided that in any such case, either the Company shall be the continuing corporation, or the corporation or other entity (if other than the Company) formed by such consolidation or into which the Company is merged or which acquired by purchase or conveyance all or substantially all of the assets of the Company shall expressly assume the obligations of the Company hereunder.

     Section 7.2   Rights and Duties of Successor Company.  In case of any such
                   --------------------------------------
consolidation, merger, sale, lease or conveyance referred to in Section 7.1 hereof and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the predecessor, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrant Certificates issuable pursuant to the terms hereof.

     In case of any such consolidation, merger, sale, lease or conveyance referred to in Section 7.1 hereof or this Section 7.2, such changes in phraseology and form (but not in substance) may be made in Warrant Certificates thereafter to be issued as may be appropriate.

     Section 7.3   Amendment.  This Agreement may be amended by the parties
                   ---------
hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making such provisions in regard to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of the Warrant Certificates in any material respect. Any amendment or supplement to this Agreement or the Warrants that has a material adverse effect on the interests of Holders of any series of Warrants shall require the written consent of the Holders of a majority of the then outstanding Warrants of such series. Except as set forth in Section 3.2 hereof, the consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which (i) the Exercise Price would be increased, (ii) the number of shares of Stock purchasable upon exercise of Warrants would be decreased, (iii) the Expiration Date would be accelerated or (iv) the number of outstanding Warrants would be reduced the consent of whose Holders would be required for any amendment or modification of this Agreement. The Warrant Agent may, but shall not be obligated to, enter into any amendment to this Agreement which affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

     Section 7.4   Notices and Demands to the Company and Warrant Agent.  If the
                   ----------------------------------------------------
Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     Section 7.5   Notices to Warrant Holders.  Upon any adjustment of the
                   --------------------------
number of shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 3.2, the Company within ^ calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate [of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company)] [signed by an Authorized Officer] setting forth the Exercise Price and either the number of shares of Stock and other securities or assets purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment are made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the provisions of this Section 7.5.

     Pursuant to Sections 3.1 [add other sections as applicable], the Company shall cause written notice of such Call Price, Call Date and Call Terms [reference other items as applicable], as the case may be, to be given as soon as practicable to the Warrant Agent and to each of the registered Holders of the Warrant Certificates by first-class mail, postage prepaid, at such Holder's address appearing on the Warrant register. In addition to the written notice referred to in the preceding sentence, the Company shall make a public announcement in a daily morning newspaper of general circulation in ^ of such Call Price, Call Date, and Call Terms [reference other items as applicable], as the case may be, at least once a week for two successive weeks prior to the implementation of such terms.

     In the event:

          (a) that the Company shall pay any dividend or make any distribution to the holders of shares of Stock otherwise than in cash charged against [current net income or capital surplus] of the Company and its consolidated subsidiaries or in shares of Stock; or

          (b) that the Company shall offer for subscription or purchase, pro rata, to the holders of Stock any additional shares of stock of any class or any securities exercisable for or exchangeable for stock of any class; or

          (c) of any reclassification or change of outstanding shares of Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or of any merger of consolidation of the Company with, or merger of the Company into, another corporation or other entity (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in reclassification or change of outstanding shares of Stock), or of any sale or conveyance to another corporation or other entity of the property of the Company as an entirety or substantially as an entirety; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such events, the Company will file with the Warrant Agent and any other registrar written notice thereof at least ^ days (or ^ days in any case specified in clause (a) or (b) above) prior to (i) the record date fixed with respect to any of the events specified in (a) and (b) above and
(ii) the effective date of any of the events specified in (c) above; and shall mail promptly after providing such notice to the Warrant Agent or such other registrar a copy of such notice to the Holders thereof at their last addresses as they shall appear upon the Warrant register by first-class mail, postage prepaid, and make a public announcement in a daily newspaper of general circulation in ^ of such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 7.6   Addresses.  Any communications from the Company to the
                   ---------
Warrant Agent with respect to this Agreement shall be addressed to ^, Attention:
^, and any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404, Attention: ^ (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

     Section 7.7   GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND PERFORMANCE
                   -------------
OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     Section 7.8   Delivery of Prospectus.  The Company will furnish to the
                   ----------------------
Warrant Agent sufficient copies of a prospectus, appropriately amended or supplemented, relating to the Stock (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant and simultaneously with or prior to the delivery of any shares of Stock issuable upon such exercise, the Warrant Agent will deliver a Prospectus to each person designated to receive any shares of Stock.

     Section 7.9   Obtaining of Governmental Approvals.  The Company will from
                   -----------------------------------
time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, to the extent required, the maintenance of the effectiveness of a registration statement in respect of the Warrants and Stock under the Securities Act of 1933, as amended), which may be or become required in connection with [the issuance, sale, transfer and delivery of the Warrant Certificates,] exercise of the Warrant Certificates and the original issuance, sale, transfer and delivery of the Stock issued upon exercise of the Warrants or upon the expiration of the period during which Warrant Certificates are exercisable.

     Section 7.10  Persons Having Rights Under Warrant Agreement.  Nothing in
                   ---------------------------------------------
this Agreement expressed or implied and nothing that may be inferred from any of the provisions herein is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

     Section 7.11  Fractional Shares.  The Company shall not be required to
                   -----------------
deliver fractions of shares of Common Stock upon exercises of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon exercise thereof shall be computed on the basis of the aggregate of the Warrants so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of any Warrant or Warrants (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current market price per share of Common Stock (as determined in accordance with Section 3.2(f) or in any other manner prescribed by the Board of Directors of the Company or any duly authorized committee thereof) at the close of business on the last Business Day prior to the Date of Exercise.

     Section 7.12  Headings.  The Article and Section headings herein and the
                   --------
Table of Contents are inserted for convenience of reference only and shall not affect the construction of any of the provisions hereof.

     Section 7.13  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 7.14  Inspection of Agreement.  A copy of this Agreement shall be
                   -----------------------
available at all reasonable times at the principal corporate trust office of the Warrant Agent [and at ^] for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit its Warrant Certificate for inspection by it.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        BAY VIEW CAPITAL CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        [NAME OF WARRANT AGENT]

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

                      [Front Face of Warrant Certificate]

Form of Legend if Offered Securities      [Prior to ^, this Warrant Certificate
with Warrants which are not               may be transferred or exchanged if
immediately detachable __________         and only if the [Title of Security]
                                          to which it was initially attached is
                                          so transferred or exchanged.]

Form of Legend if Warrants are not        [Prior to ^, Warrants evidenced by
immediately exercisable __________        this Warrant Certificate cannot be
                                          exercised in whole or in part.]


               EXERCISABLE ONLY IF AUTHENTICATED BY THE WARRANT
                           AGENT AS PROVIDED HEREIN

VOID AFTER 5:00 P.M. (NEW YORK CITY TIME) ON ^,^

                         BAY VIEW CAPITAL CORPORATION

                       Warrant Certificate representing
                             Warrants to purchase
                              [name of security]
                             as described herein.


No.^                                                                  ^ Warrants

     This certifies that ^ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase, at any time [after 5:00 p.m. (New York City time) on ^, ^, and] on or before 5:00 p.m. (New York City time) on ^, ^ (the "Expiration Date"), [one] share of the common stock, par value $0.01 per share (the "Stock"), of Bay View Capital Corporation (the "Company"), on the following basis.* During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant Agreement (as defined below), to purchase from the Company [one] share of Stock at the exercise price of $^ (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the exercise form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in immediately available funds] [by wire transfer in immediately available funds],
____________________
*Complete and modify the following provisions as appropriate to reflect the terms of the Warrants.

the Exercise Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined), at the corporate trust office of [name of Warrant Agent], or its successor, as warrant agent (the "Warrant Agent") [or at ^], and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. The number of shares of Stock issuable upon exercise of the Warrants evidenced hereby and certain other terms relating thereto are subject to adjustment on the terms and subject to the conditions set forth in the Warrant Agreement referred to below.

     The term "Holder" as used herein shall mean [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- prior to ^, ^ (the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which such Warrant Certificate was initially attached, and after such Detachable Date,] the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1 of the Warrant Agreement.

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase [any number of whole] shares of Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ^, ^ (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ^].

     [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE-- Prior to ^, ^ (the "Detachable Date"), this Warrant Certificate may be exchanged or transferred only together with the [title of Offered Security] (the "Offered Security") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or prior to the Detachable Date, each transfer of such Offered Security on the register of the Offered Securities shall operate also to transfer this Warrant Certificate. After the Detachable Date, this] [IF OFFERED DEBT SECURITIES WITH WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR WARRANTS ALONE--This] Warrant Certificate and all rights hereunder, may be transferred when surrendered at the corporate trust office of the Warrant Agent [or at ^] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

     [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE-- Except as provided in the immediately preceding paragraph, after] [IF OFFERED DEBT SECURITIES WITH WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR WARRANTS ALONE -- After] authentication by the Warrant Agent and prior to the Expiration Date, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at ^] for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a stockholder, including, without limitation, the right [to vote or] to receive dividends.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Warrant Certificate shall not be valid obligatory for any purpose until authenticated by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

     Dated:  _______________

                                        BAY VIEW CAPITAL CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

Attest:


_____________________________________
Name:
Title:

                         Certificate of Authentication

     This is one of the Warrant Certificates referred to in the within-mentioned Warrant Agreement.


_____________________________________
           As Warrant Agent

By:__________________________________
         Authorized Signature

                         [FORM OF WARRANT CERTIFICATE]
                     [Reverse Face of Warrant Certificate]

                    (Instructions for Exercise of Warrants)

     To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay [in cash or by certified check or official bank check payable in immediately available funds] [by wire transfer in immediately available funds], the Exercise Price in full for each of the Warrants exercised, to ^, Corporate Trust Department, ^, Attn: [or at ^], which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

                              [FORM OF EXERCISE]

                  (To be executed upon exercise of Warrants.)

     The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase ^ shares of the common stock, par value $0.01 per share (the "Stock"), of Bay View Capital Corporation and represents that he or she has tendered payment for such shares of Stock [in cash or by certified check or official bank check payable in immediately available funds] [by wire transfer in immediately available funds] to the order of Bay View Capital Corporation, in the amount of $^ in accordance with the terms hereof. The undersigned requests that said shares of Stock be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

     If said number of shares of Stock is less than all of the shares of Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:
                                        Name:___________________________________
                                                       (Please Print)

_________________________________
(Insert Social Security
or Other Identifying
Number of Holder)

                                        Address:________________________________
                                        ________________________________________
                                        ________________________________________

                                        ________________________________________
                                                         Signature

                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        front face of the Warrant Certificate
                                        and must be guaranteed by an "eligible
                                        guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Signature Guaranteed:__________________________

_______________________________________________

This Warrant may be exercised at the following addresses:

By hand at:    ________________________________

               ________________________________

               ________________________________


By mail at:    ________________________________

               ________________________________

               ________________________________


     (Instructions as to form and delivery of certificates representing shares of Stock and/or Warrant Certificates):

               _______________________________________________

               _______________________________________________

               _______________________________________________

               _______________________________________________

                             [FORM OF ASSIGNMENT]

                          (TO BE EXECUTED TO TRANSFER
                           THE WARRANT CERTIFICATE)

     FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto



                                        ________________________________________
                                        Please print name and address
                                        (including zip code)


Please insert social security or
other identifying number

________________________________


__________________________________________________________
the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint __________, Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated:

                                        ________________________________________
                                        Signature

                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        front face of the Warrant Certificate
                                        and must be guaranteed by an "eligible
                                        guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


Signature Guaranteed:

________________________________